Exhibit 32.1

CERTIFICATION

      Pursuant to 18 U.S.C. § 1350, the undersigned officers of Wabtec Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ GREGORY T. H. DAVIES Gregory T. H. Davies President & Chief Executive Officer

Date:	November 14, 2003

By:	/s/ ALVARO GARCIA-TUNON Alvaro Garcia-Tunon Chief Financial Officer

Date:	November 14, 2003

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